Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-168943 on Form S-8, No. 333-191664 on Form S-8, No. 333-206584 on Form S-8, No. 333-213402 on Form S-8, No. 333-220390 on Form S-8, No. 333-233463 on Form S-8, and No. 333-258965 on Form S-8) of our reports dated July 13, 2023, with respect to the consolidated financial statements and financial statement schedule II of American Software, Inc. and the effectiveness of internal control over financial reporting.

 /s/ KPMG LLP
Atlanta, Georgia
July 13, 2023